UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1463
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2011, the board of directors (the “Board”) of LeapFrog Enterprises, Inc. (the “Company”), in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, adopted a resolution increasing the total number of directors that constitutes the Board from nine to ten directors, and thereafter elected Randy O. Rissman to fill the newly created vacancy on the Board.

In connection with the election of Mr. Rissman to the Board, the Board affirmatively determined that Mr. Rissman has no material relationship with the Company and otherwise satisfies the definition of “independent director” under Section 303A.02 of the New York Stock Exchange Listed Company Manual.

In accordance with the Company’s director compensation arrangements currently applicable to all non-employee directors, Mr. Rissman will receive an annual cash retainer of $40,000 for serving as a director on the Board. In addition, pursuant to the terms of the 2002 Non-Employee Directors’ Stock Award Plan of the Company (the “Plan”), Mr. Rissman is expected to be granted a nonstatutory stock option to purchase shares of the Company’s Class A common stock equal in value to $100,000 on the date of grant and a restricted stock unit award equal in value to $100,000 on the date of grant. In accordance with the terms of the Plan, the grant date for such initial grants is anticipated to be September 15, 2011. Vesting of such grants is expected to be as follows: 1/36th of the shares of Class A common stock covered by the nonstatutory stock option shall vest monthly over thirty-six (36) months from the date of such director’s initial election to the Board and 1/3rd of the shares of Class A common stock covered by the restricted stock unit award shall vest on each annual anniversary of the grant date. The Company and Mr. Rissman will enter into the Company’s standard form of Indemnification Agreement between the Company and a director, the form of which agreement was filed by the Company as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Rissman and any other person pursuant to which Mr. Rissman was selected as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Rissman that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On August 15, 2011, the Company issued a press release announcing Mr. Rissman’s election to the Board. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release dated August 15, 2011 entitled “LeapFrog Appoints Randy O. Rissman to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

	By:	/s/ Mark A. Etnyre
Date: August 15, 2011		Mark A. Etnyre
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 15, 2011 entitled “LeapFrog Appoints Randy O. Rissman to Board of Directors”